JAN UARY 2 0 2 4 Company Overview The Onvansertib Opportunity

First-in-Class PLK1 inhibitor • Onvansertib • FDA • FDA Robust clinical data in 2L KRAS-mut mCRC • 73% ~25% • 15 month ~8 month Pfizer • Pfizer • Pfizer We expect clinical data from our 1st line RAS-mutated mCRC trial in mid-2024 Runway with current cash extends into 2025

Human metastatic colorectal cancer (mCRC) tumors grown in mice (KRAS G12V) • • • The combination of onvansertib and bevacizumab shows dramatically reduced tumor size and vascularization

Targets with oncogenic alterations Targets without oncogenic alterations * ROS1 estimated eligible patients presented in Turning Point Therapeutics’ corporate presentation May 2022 slide 6 (NSCLC disease incidence in the US of 140k of which 2% of patients harbor ROS1 translocation). RET estimated eligible patients presented in Loxo Oncology’s corporate presentation January 2018 disclosed on Form 8-K (Jan 8, 2018). KRAS G12C estimated eligible patients includes patient numbers from SEER website and G12C percentage from Mirati’s corporate presentation. BMS announced its intention to acquire MRTX for $4.8B equity value on 10/8/2023. mCRC estimated population includes 1st line, KRAS- and NRAS- mutated cancers. 53 50 48 Annual eligible U.S. patients (’000s)* 29 Announced acquisition for $4.8 billion by BMS 5

Line of Therapy Ph2 Ph3 Combination with:Trial IIT*

Fighting mCRC through PLK1 inhibition Robust data in lead mCRC program Path forward to accelerated approval

Onvansertib SPECIFICITYPROPERTIES • • •

0 50 100 150 200 250 300 350 0 20 40 60 80 100 120 140

Standard of Care

KRAS G12C Onvansertib

Onvansertib 2 1 3

Targets with oncogenic alterations Targets without oncogenic alterations * ROS1 estimated eligible patients presented in Turning Point Therapeutics’ corporate presentation May 2022 slide 6 (NSCLC disease incidence in the US of 140k of which 2% of patients harbor ROS1 translocation). RET estimated eligible patients presented in Loxo Oncology’s corporate presentation January 2018 disclosed on Form 8-K (Jan 8, 2018). mCRC estimated population includes 1st line, KRAS- and NRAS-mutated cancers. mPDAC estimated population includes 1st line PDAC patients. SCLC estimated population includes SCLC salvage patients. TNBC estimated population includes invasive, 2nd line TNBC patients. 53 15 12 5050 48 Annual eligible U.S. patients (’000s)*

Fighting mCRC through PLK1 inhibition Robust data in lead mCRC program Path forward to accelerated approval

1st LINE 2nd LINENormal RAS Mutated

2nd LINE1st LINENormal RAS Mutated

28 DAY CYCLE ENROLLMENT CRITERIA EFFICACY ENDPOINTS 1 2 3

1st LINE 2nd LINEBev exposed vs bev naïve patients

TotalPDSDCR+PR KRAS VariantG12C G12D G12V G13D G12S G12A Q61H G13C

Scientific basis for clinical findings

T um or v ol um e (m m 3 ) 0 10 20 30 0 500 1000 1500 2000 2500 SW620 (KRAS G12V) The combination had significant superior anti-tumor activity compared to the single agents

KRAS-mut mCRC tumors from mice treated with onv + bev appear smaller and pale (less vascularized) • • •

This new MOA, which inhibits a “survival switch” of tumorigenesis, may underlie the increased efficacy observed clinically

Fighting mCRC through PLK1 inhibition Robust data in lead mCRC program Path forward to accelerated approval

mCRC clinical development program agreed with FDA at June 2023 Type C meeting • • • • • • •

ENROLLMENT CRITERIA ENDPOINTS Primary Secondary Benchmark of success PFIZER IGNITE

2nd Line mCRC 1st line mCRC 2nd Line mCRC 1st line mCRC Given the design of prior trials, historical controls include RAS-mut and RAS wild-type cancers

BREAKTHROUGH GROWTH INITIATIVE • • • PFIZER PFIZER Ignite • •

First-in-Class PLK1 inhibitor • Onvansertib • FDA • FDA Robust clinical data in 2L KRAS-mut mCRC • 73% ~25% • 15 month ~8 month Pfizer • Pfizer • Pfizer We expect clinical data from our 1st line RAS-mutated mCRC trial in mid-2024

Appendix Additional mCRC Data

Enrollment*

No single patient characteristic explains the difference in response rates by prior bev status

Onvansertib in combination with FOLFIRI-bev is well-tolerated*

- All treated patients (N=68)
  - All dose levels (12mg/m^2, 15mg/m^2, 18mg/m^2)
- No major / unexpected toxicities are seen as compared to FOLFIRI / bev
- 8 G4 hematologic AEs occurred
  - All resolved without issue through dose holds, including the removal of the 5-FU bolus (as per NCCN Guidelines), and/or growth factor support
  - None of the 8 patients discontinued treatment due to these AEs

TEAE	GR1	GR2	GR3	GR4	TOTAL		TEAE	GR1	GR2	GR3	GR4	TOTAL	
Fatigue	24	22	7	0	53	78%	Cough	11	0	0	0	11	16%
Neutropenia	1	18	23	7	49	72%	Pyrexia	8	1	1	0	10	15%
Nausea	29	13	4	0	46	68%	Dyspnea	7	3	0	0	10	15%
Diarrhea	21	13	4	0	38	56%	AST Increase	7	2	1	0	10	15%
Leukopenia	9	14	5	1	29	43%	Lymphocytopenia	2	7	0	0	9	13%
Anemia	22	5	2	0	29	43%	Dyspepsia	9	0	0	0	9	13%
Alopecia	20	5	0	0	25	37%	ALT Increase	8	0	1	0	9	13%
Abdominal Pain	14	8	3	0	25	37%	Hypocalcemia	9	0	0	0	9	13%
Stomatitis	15	6	3	0	24	35%	Insomnia	9	0	0	0	9	13%
Hypertension	4	10	9	0	23	34%	Dehydration	1	5	2	0	8	12%
Thrombocytopenia	17	5	1	0	23	34%	Hypokalemia	6	2	0	0	8	12%
Constipation	17	2	1	0	20	29%	Arthralgia	6	2	0	0	8	12%
Vomiting	11	6	3	0	20	29%	Hand / Foot Syndrome	5	2	0	0	7	10%
Epistaxis	15	0	0	0	15	22%	Hemorrhoids	5	2	0	0	7	10%
Headache	13	0	0	0	13	19%	Non-Cardiac Chest Pain	6	1	0	0	7	10%
Decreased Appetite	4	6	2	0	12	18%	ALP Increase	5	1	1	0	7	10%
Back Pain	10	2	0	0	12	18%							

* Data consists of all adverse events entered into the EDC as of June 13, 2023, from an ongoing trial and unlocked database. N: number of patients (total N=68); events shown occurred in ≥10% of patients; numbers indicate number of patients experiencing the event, (regardless of causality); each patient is only counted once and only for the highest grade of a given event. TEAEs: Treatment Emergent Adverse Events; TOTAL shows the absolute # of patients and (%) of the population. COVID, as an AE, is not included as that data is still under review and being tabulated.

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• • • • • •

α PLK1 inhibition using siRNA against PLK1 (siPLK1)2 prevented hypoxia-induced HIF1α expression α α α αα In 4 RAS-mutant CRC cell lines1, onvansertib inhibited hypoxia-induced HIF1α expression β α β α

α • • α • α α β α β

• – – • •

– – Onv+Bev+Irin Vehicle Bev Onv Bev+Irin Onv+Bev Onv+Irin *** ** *

0 5 10 15 20 -50 0 50 100 150 200 200 400 600 Treatment time (days) C1143 (KRAS G12D) ** *** 0 5 10 15 20 0 50 100 150 200 250 Treatment time (days) C1144 (KRAS G12C) ** **** Vehicle Onv+Irino Onvansertib Irinotecan

0 5 10 15 20 0 100 200 300 Treatment time (days) C1138 (KRAS G13D) ** *** 0 5 10 15 20 0 200 400 600 800 Treatment time (days) B8239 (KRAS G12C) *** *** 5 10 15 20 0 100 200 300 Treatment time (days) C1143 (KRAS G12D) * ****

Appendix: Metastatic Pancreatic Adenocarcinoma (mPDAC)

mPDAC CRDF-001 Ph 2 Second-Line Trial • mPDAC Biomarker Discovery Trial (IIT) • Path forward: Move to 1st line mPDAC •

mPDAC CRDF-001 Ph 2 Second-Line Trial • mPDAC Biomarker Discovery Trial (IIT) • Path forward: Move to 1st line mPDAC •

14 DAY CYCLE ENROLLMENT CRITERIA OBJECTIVE PRIMARY ENDPOINT SECONDARY ENDPOINT

 

mPDAC CRDF-001 Ph 2 Second-Line Trial • mPDAC Biomarker Discovery Trial (IIT) • Path forward: Move to 1st line mPDAC •

• • OBJECTIVESENROLLMENT CRITERIA

Patient 28 (tumor responder) Patient 33 (tumor non-responder) • •     

mPDAC CRDF-001 Ph 2 Second-Line Trial • mPDAC Biomarker Discovery Trial (IIT) • Path forward: Move to 1st line mPDAC •

ENROLLMENT CRITERIA 28 DAY CYCLE TWO LEAD-IN COHORTS SUBSEQUENT CHEMO + ONVANSERTIB TREATMENT* • • PRIMARY ENDPOINT SECONDARY ENDPOINTS

Appendix: Investigator-Initiated Trial Small Cell Lung Cancer (SCLC)

TRIAL RATIONALE

ENROLLMENT CRITERIA 21 DAY CYCLE PRIMARY ENDPOINT SECONDARY ENDPOINTS OBJECTIVE

Appendix: Investigator-Initiated Trial Triple Negative Breast Cancer (TNBC)

TRIAL RATIONALE

− ENROLLMENT CRITERIA PRIMARY ENDPOINTS 28 DAY CYCLE

ENROLLMENT CRITERIA 28 DAY CYCLE PRIMARY ENDPOINTS SECONDARY ENDPOINT −